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                                                                   EXHIBIT 10.24

                                 PETS.COM, INC.

                       AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


        This Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of the 18th day of January, 2000, by and among Pets.com, Inc., a California corporation (the "Company"), the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor," and Greg McLemore, who is also herein referred to as the "Founder".

                                    RECITALS

        A. The Company and certain of the Investors (the "Prior Investors") have entered into either a Series A Preferred Stock Purchase Agreement dated April 22, 1999, pursuant to which the Company sold, and such Investors purchased, shares of the Company's Series A Preferred Stock (the "Series A Shares"), a Series B Preferred Stock Purchase Agreement dated June 18, 1999, pursuant to which the Company sold, and such Investors purchased, shares of the Company's Series B Preferred Stock (the "Series B Shares") or a Series B Preferred Stock and Convertible Note Purchase Agreement dated November 5, 1999 (the "Prior Purchase Agreement") pursuant to which the Company sold and such Investors purchased shares of the Company's Series B Preferred Stock (the "Mezzanine Series B Shares", and together with the Series A Shares and Series B Shares, the "Previously Issued Preferred Stock").

        B. The Company, Founder and the Prior Investors have previously entered into an Amended and Restated Investors' Rights Agreement, dated November 5, 1999 (the "Prior Rights Agreement"), which amended and restated that certain Amended and Restated Investors' Rights Agreement dated June 18, 1999 between the Company, Founder, and certain of the Prior Investors, which amended and restated that certain Investors' Rights Agreement dated April 22, 1999 between the Company, Founder and certain of the Prior Investors.

        C. The Company and certain of the Investors (the "Series C Investors") have entered into a Series C Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which the Company desires to sell to the Series C Investors and the Series C Investors desire to purchase from the Company shares of the Company's Series C Preferred Stock (the "Series C Shares" and together with the Previously Issued Preferred Stock, the "Preferred Stock"). A condition to the Series C Investors' obligations under the Purchase Agreement is that the Company, Founder, Prior Investors and the Series C Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A, Series B and Series C Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, (iii) certain rights to have a right of first offer with respect to certain issuances by the Company of its securities, and (iv) certain additional covenants of the Company. The Company, Founder, and the Prior Investors each desire to induce the Series C Investors to


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purchase shares of Series C Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

        D. The Company wishes to execute this Agreement and grant to the Series C Investors the rights contained herein in order to fulfill such condition.

        E. The Company and the Prior Investors executing this Agreement together represent sufficient signatory authority to amend and restate the Prior Rights Agreement and to waive the Right of First Offer contained in Section 2.3 of the Prior Rights Agreement with respect to those Prior Investors who are not purchasing shares of Series C Preferred Stock pursuant to the Purchase Agreement.

                                    AGREEMENT

        In consideration of the mutual promises and covenants hereinafter set forth, and for certain other valuable considerations, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

        1. REGISTRATION RIGHTS. The Company, the Founder and the Investors covenant and agree as follows:

               1.1    DEFINITIONS.  For purposes of this Section 1:

                    (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                    (b) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) the shares of Common Stock issued to the Founder (the "Founder's Stock"), provided, however, that for the purposes of Sections 1.2, 1.4, 1.13, 3 and 5.2 the Founder's Stock shall not be deemed Registrable Securities and the Founder shall not be deemed a Holder, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;



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                    (c) The number of shares of "Registrable Securities then
outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                    (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement; provided, however, that the Founder shall not be deemed to be a Holder with respect to Founder's Stock only for purposes of Sections 1.2, 1.4 and 1.13, nor an Eligible Holder (as defined herein below in Section 2.1) with respect to Founder's Stock only for purposes of Section 3.2.

                    (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form that permits significant incorporation by reference of a Company's filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                    (f) The term "SEC" means the Securities and Exchange Commission; and

                    (g) The term "Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act pursuant to which all outstanding shares of the Company's Preferred Stock are converted into Common Stock pursuant to Article III, Section 4(b) of the Company's Articles of Incorporation.

               (h) The term "Affiliate" means, with respect to a specified entity, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, "control" when used with respect to any specified entity means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


               1.2 REQUEST FOR REGISTRATION.

                    (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) the fifth anniversary of the date hereof, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least 33 1/3% of the Preferred Stock (or Common Stock converted therefrom) then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities, the anticipated aggregate offering price, net of underwriting discounts and commissions, of which are in excess of $5,000,000, then the Company shall, within ten (10) days of the receipt



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thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.3.

                    (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                    (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period; and provided further that the Company shall not register shares for its own account during such 90 day period, but such prohibition shall not apply to the registration of Company shares in connection with a merger or other strategic transaction by the Company.

                    (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:



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                         (i) After the Company has effected two (2)
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                         (ii) During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                         (iii) If the Initiating Holders propose to dispose of
shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

               1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

               1.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of not less than thirty percent (30%) of the Preferred Stock (or Common Stock converted therefrom) then outstanding, or from any Holder or Holders of not less than thirty percent (30%) of the Series C Preferred Stock (or Common Stock converted therefrom) then outstanding, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance


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pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of the Company's initial registration statement subject to Section 1.3.

                    (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

               1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for such period of time as the registration statement remains on effective.

                    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.



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                    (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) During the period of time that such registration statement remains effective, notify each Holder of Registrable Securities covered by such registration statement at any time when (i) a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or (ii) there is a stop order issued by the SEC suspending effectiveness of the registration statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Securities for sale in any jurisdiction or the initiation of any such procedure.

                    (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                    (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.




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               1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

               1.7 EXPENSES OF REGISTRATION.

                    (a) DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                    (b) COMPANY REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to
Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

                    (c) REGISTRATION ON FORM S-3. All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all




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registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, and any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company.

               1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in the customary form with an underwriter or underwriters, and then, except as provided below, only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall be agreed to by all such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case, the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included, (ii) any securities held by a Founder be included if any securities held by any selling Holder are excluded, or (iii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

               1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.



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               1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this



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subsection 1.10(b) exceed the net proceeds from the offering received by such
Holder, except in the case of willful fraud by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
1.10 to the extent prejudicial, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                    (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) when aggregated with amounts paid pursuant to Subsection 1.10(b) hereof, exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration that imposes indemnification or contribution obligations on such Holder more onerous than those imposed hereunder; provided however, that the Company shall not be deemed to breach the provisions of
Section 1.2, 1.3 or 1.4 if a Holder is not permitted to participate in a registration on account of such Holder's refusal to execute an underwriting agreement on the basis of this Subsection 1.10(e).

                    (f) The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                    (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                    (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                    (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, partner, limited partner, retired partner, member or former member of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder or (iii) is a transferee or assignee of at least 100,000 (appropriately adjusted to reflect subsequent stock splits, stock dividends, combinations or other recapitalizations) shares of such securities; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (i) a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or (ii) a corporation or limited liability company which is an Affiliate of such entity shall be aggregated together and with the partnership or other entity, as the case may be; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

               1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least seventy percent (70%) of the outstanding Registrable Securities, not including the Founder's Stock, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which are included in such registration, (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 or (c) to receive rights pari passu or senior to those granted the Investors hereunder.

               1.14 MARKET-STANDOFF AGREEMENT.

                    (a) MARKET-STANDOFF PERIOD; AGREEMENT. In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company acquired by such Holder in a private transaction (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

                    (b) LIMITATIONS. The obligations described in Section 1.14(a) shall apply only if all officers, directors and one-percent security holders of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

                    (c) STOP-TRANSFER INSTRUCTIONS. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)) until the end of such period.

                    (d) TRANSFEREES BOUND. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this
Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the six-month anniversary of the effective date of the Company's initial registration statement subject to this Section 1.14.

               1.15 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) seven (7) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

        2. COVENANTS OF THE COMPANY.

               2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Holder of at least 100,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) (each, an "Eligible Holder"):

                    (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                    (b) within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                    (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                    (d) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

               2.2 INSPECTION. The Company shall permit each Eligible Holder (except for an Eligible Holder reasonably deemed by the Company to be a competitor of the Company), at such Eligible Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. For purposes of this Section 2.2, Amazon.com, Inc. ("Amazon.com") shall not be considered a competitor of the Company.

               2.3 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Eligible Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For the avoidance of doubt and for purposes of this
Section 2.3, the Founder shall be considered an Eligible Holder only with respect to the Series A Preferred Stock held by him, and his pro rata share (as used in Section 2.3(b) below) shall be calculated based exclusively on the shares of Series A Preferred Stock then held by him. An Eligible Holder who chooses to exercise the right of first offer may designate as purchasers under such right itself, its current or former partners, members or Affiliates, or a corporation or limited liability company which is an Affiliate of such entity, in such proportions as it deems appropriate.

               Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Eligible Holder in accordance with the following provisions:

                    (a) The Company shall deliver a notice by certified mail ("Notice") to the Eligible Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                    (b) Within 15 calendar days after delivery of the Notice,
(i) each Eligible Holder (including Amazon.com) may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held by such Eligible Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities); and (ii) Amazon.com may elect to purchase or obtain, at the price and on the terms specified in the Notice, the lesser of (A) all such remaining Shares and (B) up to that portion of such Shares that, when aggregated with the total number of shares of the Company's Common Stock issued and held, or issuable upon conversion or exercise of all convertible or exercisable securities then held by Amazon.com, plus all shares which Amazon.com has the right to purchase under Subsection (i) of this Section 2.3(b), equals 46% of the total number of shares of the Company's Common Stock then outstanding on a fully-diluted basis (assuming full conversion and exercise of all convertible or exercisable securities of the Company, including securities reserved for issuance and not granted under the Company's stock and option plans) (the "Threshold Percentage"). The Company shall promptly, in writing, inform each Eligible Holder that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Eligible Holder's failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Eligible Holders were entitled to subscribe but which were not subscribed for by the Eligible Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities), provided, however, that in no event shall Amazon.com be entitled to purchase under this Section 2.3 a number of Shares that, when aggregated with the total number of shares of Common Stock issued and held, or issuable upon conversion or exercise of all convertible or exercisable securities then held by Amazon.com, plus all shares which Amazon.com has the right to purchase under Subsection (i) of this Section 2.3(b), equals an amount greater than the Threshold Percentage. The right of Amazon.com to purchase up to the Threshold Percentage pursuant to this Section
2.3 may not be transferred to any third party or parties, other than to a corporation or limited liability company which is a parent or subsidiary of Amazon.com.

                    (c) The Company may, during the 45-day period following the expiration of the later of the ten-day or fifteen-day period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Eligible Holders in accordance herewith.

                    (d) The right of first offer in this Section 2.3 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a Qualified IPO, except that with respect to Amazon.com (subject to Sections 2.3(e) through (i) below) and with respect to Bowman Capital Management or any fund over which Bowman Capital Management exercises control or is under common control with (collectively "Bowman") (subject to Sections 2.3(j) and (k) below), the right of first offer in this
Section 2.3 shall terminate immediately after consummation of a Qualified IPO,
(iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, or (v) to the issuance or sale of the Series A Preferred Stock or Series B Preferred Stock.

                    (e) Notwithstanding anything in this Section 2.3 to the contrary, and subject to paragraphs (f), (g), (h) and (i) below, to the extent permissible under the federal securities laws, the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), and all other applicable laws, rules and regulations, the Company hereby agrees that in connection with the Company's initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act (the "IPO"), the Company shall use reasonable efforts to cause the managing underwriter or underwriters (who were selected with the prior approval, not to be unreasonably withheld, of Amazon.com) for such IPO to offer to Amazon.com the right to purchase up to such number of shares of the Company's Common Stock to be sold in the IPO (the "IPO Shares") sufficient to raise Amazon.com's total equity ownership in the Company upon consummation of the IPO to its permitted Threshold Percentage. The IPO Shares shall be offered to Amazon.com on the same terms and at the same price at which they are being offered to the public. If Amazon.com wishes to purchase the IPO Shares, it shall promptly respond to such offer within the time frame reasonably requested by the managing underwriter(s). The foregoing provisions are not intended to be, and shall not be construed as, an offer by the Company to sell the IPO Shares. Any such offer will be made pursuant to applicable requirements of the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, as well as the provisions of this Section 2.3(e).

                    (f) In the event that despite all purchases by Amazon.com of shares of the Company's capital stock under this Section 2.3, Amazon.com's total equity ownership in the Company will not reach its permitted Threshold Percentage upon consummation of the IPO, then to the extent permissible under the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, and to the extent the managing underwriter(s) determine that the sale of the Additional Shares (as defined below) will not jeopardize the success of the IPO, the Company shall use its best efforts to sell and issue to Amazon.com, and Amazon.com may, but shall not be required to, purchase from the Company, in a private placement transaction such number of shares of the Company's Common Stock ("Additional Shares") sufficient to raise Amazon.com's total equity ownership in the Company (including, without limitation, any IPO Shares and Additional Shares purchased) to its permitted Threshold Percentage upon consummation of the IPO. The price per share paid by Amazon.com for such Additional Shares shall be the price at which the IPO Shares are offered to the public. The purchase of such shares shall be contingent upon the closing of the IPO. The foregoing provisions are not intended to be, and shall not be construed as, an offer by the Company to sell such shares. Any such offer will be made pursuant to applicable requirements of the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, as well as the provisions of this Section 2.3(f).

                    (g) Notwithstanding Sections 2.3(e) and (f) above, if the managing underwriter(s) of the IPO determine in their sole discretion that Amazon.com's purchase of IPO Shares in the amount otherwise specified in Section
(e) or Amazon.com's purchase of Additional Shares in the amount otherwise specified in Section (f) is not compatible with the success of the IPO, then the managing underwriter(s) may prohibit Amazon.com from purchasing any IPO Shares or Additional Shares or may allow Amazon.com to purchase only that number of IPO Shares or Additional Shares that the managing underwriter(s) determine in their sole discretion will not jeopardize the success of the IPO; provided however that in no event shall Bowman be permitted to purchase any shares in the Company's IPO pursuant to Section 2.3(j) below until Amazon.com shall have been permitted to purchase its full allocation of IPO Shares.

                    (h) Notwithstanding anything in this Section 2.3 to the contrary, and subject to paragraph (i) below, to the extent Amazon.com is not permitted to purchase the number of shares of additional shares of the Company's Common Stock which it has requested to purchase pursuant to Section 2.3(e) (the "Refused Shares"), the Company hereby agrees that for a period of one year following the IPO, the Company shall in good faith negotiate with Amazon.com to agree upon a means by which Amazon.com may purchase the Refused Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) at the then fair market value of the Company's Common Stock. Such means may include a private placement of shares by the Company or the sale of shares by the Company to Amazon.com in a secondary public offering.

                    (i) The rights of Amazon.com under Sections 2.3(e), (f) and
(h) above shall terminate at such time as Amazon.com has disposed of any shares of the Company's capital stock held by it as of the time of this Agreement or acquired thereafter, provided however, that any transfer of shares by Amazon.com to a corporation or limited liability company which is a parent or subsidiary of Amazon.com will not be deemed to trigger the terms of this Section 2.3(i).

                    (j) Notwithstanding anything in this Section 2.3 to the contrary, and subject to paragraphs (g) above and (k) below, to the extent permissible under the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, the Company hereby agrees that in connection with the Company's IPO, the Company shall use reasonable efforts to cause the managing underwriter or underwriters for such IPO to offer to Bowman the right to purchase up to two and one-half percent (2.5%) of the shares offered and sold by the Company in the IPO. The IPO shares shall be offered to Bowman on the same terms and at the same price at which they are being offered to the public. If Bowman wishes to purchase such shares, it shall promptly respond to such offer within the time frame reasonably requested by the managing underwriter(s). The foregoing provisions are not intended to be, and shall not be construed as, an offer by the Company to sell such shares. Any such offer will be made pursuant to applicable requirements of the federal securities laws, the rules and regulations of the NASD, and all other applicable laws, rules and regulations, as well as the provisions of this Section 2.3(j). Notwithstanding the foregoing provisions, if the managing underwriter(s) of the IPO determine in their sole discretion that Bowman's purchase of such shares is not compatible with the success of the IPO, then the managing underwriter(s) may prohibit Bowman from purchasing any shares in the IPO or may allow Bowman to purchase only that number of shares that the managing underwriter(s) determine in their sole discretion will not jeopardize the success of the IPO.

                    (k) The rights of Bowman under Section 2.3(j) above shall terminate at such time as Bowman has disposed of any shares of the Company's capital stock held by it as of the time of this Agreement or acquired thereafter.

               2.4 REIMBURSEMENT OF DIRECTOR EXPENSES. The Company shall reimburse the reasonable documented expenses incurred by the directors elected by the holders of Series A Preferred Stock and Series B Preferred Stock pursuant to that certain Amended and Restated Voting Agreement between the Company and the Investors of even date herewith (the "Voting Agreement") in connection with such directors' attendance of meetings of the Company's Board of Directors promptly upon receipt of documentation of such expenses.

               2.5 NOTICE OF SALE OF COMPANY. Until the Standstill Termination Date (as defined below in Section 4.1), promptly following commencement of any discussion with any third-party and in any event at least ten (10) days prior to signing any letter of intent (whether binding or non-binding) or any definitive documents, the Company shall provide Amazon.com with written notice of its intent to enter into an agreement to sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the Company's voting power would be disposed of, provided such notice shall not be required in connection with a merger effected solely for the purpose of changing the domicile of the Company.

               2.6 VESTING UNDER 1999 STOCK PLAN. Unless otherwise approved by a majority of the Company's Board of Directors, options and Common Stock granted by the Company pursuant to its 1999 Stock Plan (the "Plan") will be subject to the following vesting schedule: 25% of the shares comprising each grant to employees shall vest on the one-year anniversary of the vesting commencement date for such grant, and thereafter 1/48th of the shares comprising the grant shall vest on each monthly anniversary of the vesting commencement date for such grant. Unvested shares of Common Stock issued to employees pursuant to the Plan will be subject to the Company's right of repurchase at the original grantee's purchase price.

               2.7 CONFLICTS OF INTERESTS. The Company shall use its best efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability and attention to the business of the Company (provided, however, the Company's employees may engage in other professional activity if such activity does not materially interfere with their obligations to the Company), requiring that the Company's employees enter into agreements regarding proprietary information and confidentiality and inventions, and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.

               2.8 QUALIFIED SMALL BUSINESS. The Company shall use its best efforts to provide notice to the holders of its Series A and Series B Preferred Stock of any proposed action that could affect its qualification as a "Qualified Small Business" as defined in Section 1202(d) of the Code, and covenants that so long as Registrable Securities are held by such holders (or a transferee or assignee of such holders), prior to taking any such action, it will discuss such action with the Eligible Holders holding Series A and Series B Preferred Stock. To the extent that such disqualification could be avoided by parties, other than the Company, repurchasing shares of outstanding stock, the Eligible Holders holding Series A or Series B Preferred Stock or any other persons or entities designated by the Company's Board of Directors may purchase such stock in accordance with the procedures set forth in Section 1.1(b) of the Amended and Restated Right of First Refusal and Co-Sale Agreement dated the same date herewith. The Company shall use its best efforts to comply with the reporting requirements of the State of California regarding "Qualified Small Business Stock" and similar federal regulations when and if promulgated.

               2.9 PROPRIETARY AGREEMENTS. The Company shall have each officer, employee and consultant of the Company execute the Company's standard form of non-disclosure and proprietary information agreement prior to disclosing any proprietary information to any such officer, employee and consultant. The Company will use its best efforts to prevent any employee from violating the confidentiality and proprietary information agreement entered into between the Company and each of its officers, employees and consultants.

               2.10 DIRECTORS AND OFFICERS INSURANCE. The Company will use its best efforts to maintain directors and officers insurance, upon a determination by the Company's Board of Directors that such insurance is economically feasible.

               2.11 DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Fifth Amended and Restated Articles of Incorporation (the "Restated Articles") and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall indemnify such directors to the maximum extent permissible under California law pursuant to an indemnification agreement.

               2.12 AUDITORS. The Company will retain independent public accountants of recognized national standing (i.e., a firm acknowledged to be among the Big Five or their successors) who shall audit the Company's financial statements at the end of each fiscal year.

               2.13 EXTRAORDINARY REMUNERATION. The Board of Directors may not approve any plan or action to grant extraordinary remuneration to management in connection with the sale of the Company or any subsidiary of the Company, or the termination of employment or otherwise, unless such plan or action has been approved by the non-employee members of the Board of Directors.

               2.14 APPROVAL OF HOLDERS OF PREFERRED STOCK. The Company shall disclose all terms, including those provided in side letters, relating to the issuances described in Article III(B), Sections 6(b)(ii), 6(c)(ii) and 6(d)(ii) of the Restated Articles to the holders of Preferred Stock before such holders are to vote on such issuances.

               2.15 TERMINATION OF COVENANTS.

                    (a) The covenants set forth in Sections 2.1 through 2.3 and
2.6 through 2.14 shall terminate as to each Investor and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO (except as otherwise noted in Section 2.3), or (ii) when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any public corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

                    (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.16(a) above.

                    (c) The covenant set forth in Section 2.4 shall terminate and be of no further force or effect at such time as the Voting Agreement terminates pursuant to its terms.

        3. COVENANTS OF THE INVESTORS.

               3.1 NOTICE OF PROPOSED TRANSFER. Prior to any transfer of Registrable Securities, the Holder of such Registrable Securities (the "Seller") must give to the Company a written notice signed by the Seller (the "Seller's Notice") stating (a) the Seller's bona fide intention to transfer such Registrable Securities (the "Offered Stock") and the name and address of the proposed transferee (the "Transferee"); (b) the number of shares of the Offered Stock; and (c) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Seller proposes to transfer such Offered Stock (the "Offered Price"). Upon the request of the Company, the Seller will promptly furnish information to the Company as may be reasonably requested to establish that the offer and proposed transferee are bona fide.

               3.2 RIGHT OF FIRST REFUSAL.

                    (a) The Company shall have the right of first refusal to purchase all or any part of the Offered Stock, if the Company gives written notice of the exercise of such right to the Seller within thirty (30) days (the "Company's Refusal Period") after the date of the Seller's Notice to the Company, provided however, that for purposes of this Section 3.2, Offered Stock shall not include proposed transfers of stock to any Transferee who is either
(i) a partner or affiliate of the Seller or (ii) a corporation or limited liability company which is an Affiliate of the Seller.

                    (b) The purchase price for the Offered Stock to be purchased by the Company exercising its right of first refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3.2(c) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company and the Seller, absent fraud or error.

                    (c) Payment of the purchase price for the Offered Stock purchased by the Company exercising its right of first refusal will be made within fifteen (15) days after the end of the Company's Refusal Period. Payment of the purchase price will be made, at the option of the Company (i) in cash (by check), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company, or (iii) by any combination of the foregoing.

                    (d) If the Company exercises its right of first refusal to purchase the Offered Stock, then, upon the date the notice of such exercise is given by the Company, the Seller will have no further rights as a holder of the Offered Stock except the right to receive payment for the Offered Stock from the Company in accordance with the terms of this Agreement and the Seller will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered for transfer to the Company.

                    (e) The right of the Company to purchase any part of the Offered Stock may be assigned in whole or in part to any third party in the Company's sole discretion.

                    (f) If the Company (or its designated assignee) has not elected to purchase all of the Offered Stock, then the Seller may transfer the remaining shares of Offered Stock to the Transferee at the Offered Price or at a higher price, provided that such transfer (i) is consummated within thirty (30) days after the end of the Company's Refusal Period, (ii) is on terms no more favorable than the terms proposed in the Seller's Notice and (iii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so transferred during such thirty (30) day period, then the Seller may not transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

               3.3 RESTRICTIVE LEGEND AND STOP-TRANSFER ORDERS.

                    (a) Each Investor understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of the Registrable Securities:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

                    (b) Each Investor agrees, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

               3.4 TRANSFERS. No securities shall be transferred unless (i) such transfer is made in compliance with applicable federal and state securities laws and (ii) prior to such transfer, the transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company shall not be required (a) to transfer on its books any shares that shall have been sold or transferred in violation of any of the provisions of this Agreement or (b) to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

               3.5 TERMINATION OF RIGHT OF FIRST REFUSAL. The Company's right of first refusal pursuant to Section 3.2 hereof shall terminate immediately prior to the closing of: (i) a Qualified IPO or (ii) the sale, conveyance, disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 3.5 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

        4. COVENANTS OF AMAZON.COM. Amazon.com hereby covenants and agrees as follows:

               4.1 LIMITATION ON OWNERSHIP. Except with the prior written consent of a majority of the Company's Board of Directors (excluding the vote of any director designated by Amazon.com), Amazon.com shall not, directly or indirectly, acquire beneficial ownership of any capital stock of the Company, any securities convertible into or exchangeable for capital stock of the Company, or any other right to acquire capital stock of the Company (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any capital stock generally) if the effect of such acquisition would be to increase the capital stock owned by Amazon.com to more than the Threshold Percentage; provided, however, that Amazon.com may acquire additional shares of capital stock of the Company without regard to the foregoing limitation upon the earliest to occur of the following (the "Standstill Termination Date"):

                    (a) the second anniversary of the closing date of a Qualified IPO;

                    (b) immediately following the effective date on which the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, except in each case a merger effected exclusively for the purpose of changing the domicile of the Company; or

                    (c) April 22, 2003.

Notwithstanding the foregoing, if the Company repurchases or recapitalizes any of its shares and such repurchases or recapitalization result in Amazon.com owning more than the Threshold Percentage at the effective time of such repurchases or recapitalization, Amazon.com shall not be obligated to divest itself of shares of capital stock of the Company to meet the foregoing the Threshold Percentage, but shall not acquire any additional shares of capital stock of the Company unless such acquisition would otherwise be permitted under this Section 4.1

               4.2 NOTICE OF CAPITAL STOCK PURCHASES. Amazon.com shall notify the Company as to any future acquisition of beneficial ownership of capital stock, or rights thereto, within ten (10) business days after such action in order for the Company to monitor compliance with the terms of this Agreement. All purchases of capital stock of the Company by Amazon.com shall be made in compliance with applicable laws and regulations.

               4.3 ACQUISITION BY POOLING. In the event the Company enters into any agreement providing for the acquisition of the Company by merger, sale of assets or otherwise in a negotiated transaction approved by the Board of Directors of the Company, then if such agreement provides, as a condition to closing, that the transaction shall be treated as a pooling of interests under generally accepted accounting principles, Amazon.com shall (i) refrain from exercising any right of appraisal; and (ii) not sell or otherwise reduce its risk relative to any securities received in such combination until such time as financial results covering at least 30 days of post-transaction combined operations have been published.

               4.4 PERMITTED TRANSACTION. Notwithstanding the provisions of this
Section 4, on and after the eleventh business day after the commencement of a proxy contest, tender offer or exchange offer which could result in a "Change of Control Transaction" (as defined below) for the outstanding shares of capital stock of the Company or on or after the public announcement that the Company has entered into an agreement with a third party not affiliated with the Company that would result in a Change of Control Transaction, Amazon.com shall be permitted to make a proposal to the Company's Board of Directors or shareholders or to tender or exchange shares of capital stock beneficially owned by it pursuant to such transaction. As used herein, "Change of Control Transaction" shall mean (a) any tender or exchange offer, merger, consolidation, recapitalization or other business combination or transaction pursuant to which either (1) the holders of the outstanding voting power immediately prior to the transaction would hold less than 50% of the outstanding voting power outstanding immediately after the transaction or (2) 50% of the assets of the Company would be transferred to or controlled by a third party not affiliated with the Company, excluding in each case a merger effected exclusively for the purpose of changing the domicile of the Company, or (b) any action by the shareholders of the Company that results in the directors, who as of the date of Closing constitute the Company's Board of Directors (the "Incumbent Board"), ceasing to constitute at least a majority of the Company's Board of Directors; provided, however that any individual becoming a director subsequent to the date of Closing whose nomination for election by the shareholders of the Company was approved by the vote of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

        5. MISCELLANEOUS.

               5.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or any Common Stock issued upon conversion thereof). Subject to the threshold provisions generally included above herein, the parties agree that the Investors may assign their rights and obligations under this Agreement to any of their current or former partners, members or affiliates, including to any corporation or limited liability company which is an Affiliate of such Investor. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               5.2 AMENDMENTS AND WAIVERS. This Agreement (including the Exhibit hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes and terminates in its entirety the Investors' Rights Agreement dated as of November 5, 1999. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least seventy percent (70%) of the Registable Securities then outstanding, not including the Founders' Stock; provided that if such amendment has the effect of affecting the Founders' Stock
(i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders' Stock, then such amendment shall also require the consent of the holder or holders of a majority of the Founders' Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, this Agreement (including Exhibit A hereto) (i) may be amended with only the written consent of the Company to include additional purchasers of Series C Preferred Stock as "Investors" or "Holders," and (ii) may not be amended without the consent of the Holders of at least 75% of the Series C Preferred Stock (and the Common Stock converted therefrom) then outstanding if such amendment impairs, dilutes or otherwise negatively affects the rights of such Holders in a manner different than the other Holders, except for any amendment which impairs, dilutes or otherwise negatively affects the rights of the Holders of the Series C Preferred Stock (and the Common Stock converted therefrom) under Section 1.3, in which case such
Section 1.3 shall not be so amended without the consent of the Holders of at least 75% of the Series C Preferred Stock (and the Common Stock converted therefrom) then outstanding.

               5.3 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (with confirmation of successful electronic transmission), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party (with a copy to such party's counsel at such counsel's address or fax number as set forth in the Purchase Agreement or the Prior Purchase Agreement, whichever applicable) to be notified at such party's address or fax number as set forth on the signature page or on Exhibit A hereto or as subsequently modified by written notice.

               5.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

               5.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

               5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               5.8 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               5.9 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               5.10 WAIVERS.

                    (a) WAIVER OF RIGHT OF FIRST OFFER IN PRIOR RIGHTS AGREEMENT. By executing this Agreement, the undersigned agrees that it hereby waives on behalf of itself and all other Investors (as defined in the Prior Rights Agreement) the right of first offer contained in Section 2.3 of the Prior Rights Agreement to purchase the Series C Shares to which such Investors would otherwise be entitled.

                    (b) WAIVER OF NOTICE AND PIGGYBACK REGISTRATION RIGHTS AND RIGHT OF FIRST OFFER. By executing this Agreement, Amazon.com and the undersigned entities affiliated with Hummer Winblad Venture Partners and Bowman Capital agree that each hereby waives its respective rights: (i) to receive notice of the Company's initial public offering ("IPO") pursuant to section 1.3 herein above and (ii) to request inclusion of its Registrable Securities for registration and sale in such IPO, provided that the Company's registration statement on Form S-1 in connection with the IPO shall have been declared effective by the SEC not later than March 31, 2000. The undersigned entities affiliated with Hummer Winblad Venture Partners and Bowman Capital agree that the Waiver of Rights Under Amended and Restated Invetors' Rights Agreement executed by each of them as of November 1999 shall remain in full force and effect and that the reference therein to the Amended and Restated Investors' Rights Agreement dated as of November 5, 1999 shall refer instead to this Agreement and any amendments to this Agreement. For clarification, the undersigned entities affiliated with Bowman Capital further agree that the effect of such waiver is to prevent such entities from exercising their Right of First Offer under
Section 2.3 to purchase shares in the Company's IPO, provided the Company's IPO Registration Statement shall have been declared effective by the SEC not later than March 31, 2000. The undersigned entitled affiliates with Hummer Winblad Venture Partners and Bowman Capital agree that the failure of any of them to sign the above referenced waivers shall not invalidate the enforceability of such waivers by the Company against any of them who has signed the waiver.

               5.11 CONVERSION OF PREFERRED STOCK. The Founders and Investors agree that within five (5) business days from receipt of written notice by the Company of its desire to obtain the written consent of holders of Preferred Stock to convert the shares of Preferred Stock held by them to Common Stock in connection with an initial offering of the Company's Common Stock, each of the Founders and Investors shall consent or withhold its consent and inform the Company of such decision.

               5.12 TERMINATION OF PRIOR RIGHTS AGREEMENT. Upon the execution of this Agreement by the Company, the Founders and the Investors, the Prior Rights Agreement shall be amended and restated in its entirety as set forth herein, and the terms of the Prior Rights Agreement shall be of no further force or effect.

                            [Signature Page Follows]

        The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                        COMPANY:

                                        PETS.COM, INC.


                                        By: /s/ Julie Wainwright
                                           -------------------------------------
                                        Name:
                                        Title:
                                        Address: 435 Brannan Street
                                                 San Francisco, CA  94107
                                        Fax:     415-222-9999



                                        FOUNDER:



                                        /s/ Greg McLemore
                                        ----------------------------------------
                                        Greg McLemore
                                        Address: 87 N. Raymond Avenue, Suite 850
                                                 Pasadena, CA  91103
                                        Fax:     626-794-8500

                         SIGNATURE PAGE TO AMENDED AND
                      RESTATED INVESTORS' RIGHTS AGREEMENT

                                        INVESTORS:

                                        CATALYST INVESTMENTS, L.L.C.


                                        By: The Walt Disney Company,
                                            its sole member


                                        By: /s/ Thomas Staggs
                                           -------------------------------------
                                           Thomas O. Staggs
                                           Senior Executive Vice President and
                                           Chief Financial Officer

                                       Address: 500 South Buena Vista Street
                                                Burbank, CA 91521


                                             *
                                        ----------------------------------------
                                        (Investor)

                                        By: /s/ Eric Moore
                                           -------------------------------------
                                        Name:   Eric Moore
                                             -----------------------------------
                                                          (print)
                                        Title:  Controller
                                              ----------------------------------
                                        *
                                        SPINNAKER TECHNOLOGY FUND LP SPINNAKER
                                        TECHNOLOGY
                                             OFFSHORE FUND LTD.
                                        SPINNAKER FOUNDERS FUND, LP
                                        SPINNAKER OFFSHORE FOUNDERS
                                              FUND LTD
                                        SPINNAKER CLIPPER FUND, LP




                                        AMAZON.COM, INC.
                                        ----------------------------------------
                                        (Investor)

                                        By: /s/ Mark Britto

                                        Name: Mark Britto
                                             -----------------------------------
                                                          (print)
                                        Title: VP
                                              ----------------------------------

                         SIGNATURE PAGE TO AMENDED AND
                      RESTATED INVESTORS' RIGHTS AGREEMENT

                                       HUMMER WINBLAD VENTURE PARTNERS III, L.P.
                                       HUMMER WINBLAD TECHNOLOGY FUND III, L.P.
                                       HUMMER WINBLAD VENTURE PARTNERS IV, L.P.

                                       By: /s/ John Hummer
                                          -------------------------------------
                                       Name: John Hummer
                                            -----------------------------------
                                                         (print)
                                       Title: Member
                                             ----------------------------------


                                      -2-